EXHIBIT TO FORM N-SAR



December 29, 2003



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Gentlemen:


We have read the statements made by
Brandes Institutional International
Equity Fund (copy attached), which we
understand will be filed with the
Commission, pursuant to Item 77K of
Form N-SAR, as part of the Fund's
filing on Form N-SAR for the period
ended October 31, 2003.  We agree
with the statements concerning our Firm
in such Form N-SAR.




Very truly yours,

Ernst & Young LLP
Attachment